UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)  May 27, 2010
Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)
North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578

(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607

(Address of Principal Executive Offices)	(Zip Code)
(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 27, 2010, Stephen P. Zelnak, Jr., retired as executive Chairman of the Board of Martin Marietta Materials, Inc. Mr. Zelnak will continue as non-executive Chairman of the Board following his retirement.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Martin Marietta Materials, Inc. held its Annual Meeting of Shareholders on May 27, 2010. Of the 45,328,859 shares outstanding and entitled to vote, 39,817,206 shares were represented at the meeting, or an 87.8% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:
Proposal 1 — Election of Directors
Elected the following three individuals to the Board of Directors to serve as directors for a term of three years until the Annual Meeting of Shareholders in 2013, and until their successors have been duly elected and qualified:

	Votes	Votes	Votes	Broker
	Cast For	Withheld	Abstained	Non-Votes

C. Howard Nye	36,741,113	208,549	—	2,867,544

Laree E. Perez	36,067,104	882,558	—	2,867,544

Dennis L. Rediker	36,060,438	889,224	—	2,867,544
Proposal 2 — Ratification of Appointment of Independent Auditors
Ratified the selection of Ernst & Young LLP as independent auditors for the year ending December 31, 2010. The voting results for this ratification were 38,693,314 — For ; 1,097,543 — Against ; and 26,349 — Abstained .

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: May 28, 2010	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Executive Vice President and Chief Financial Officer